Exhibit 4.8

FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of October 6, 2026, among Atlanta Television Station WUPA Inc., a Delaware corporation, CBS Broadcasting Inc., a New York corporation, CBS DEC INC., a Delaware corporation, CBS Interactive Media Inc., a Delaware corporation, CBS International Inc., a Delaware corporation, CBS LITV LLC, a Delaware limited liability company, CBS Mass Media Corporation, a Delaware corporation, CBS Operations Investments Inc., a Delaware corporation, CBS STUDIOS INC., a Delaware corporation, CBS TELEVISION STATIONS INC., a Delaware corporation, DETROIT TELEVISION STATION WKBD INC., a Virginia corporation, Los Angeles Television Station KCAL LLC, a Delaware limited liability company, Miami Television Station WBFS Inc., a Delaware corporation, Paramount Global, a Delaware corporation, Paramount Pictures Corporation, a Delaware corporation, Philadelphia Television Station WPSG Inc., a Delaware corporation, Pittsburgh Television Station WPCW Inc., a Delaware corporation, Pluto Inc., a Delaware corporation, Possible Productions Inc., a Delaware corporation, Sacramento Television Stations Inc., a Delaware corporation, SAN FRANCISCO TELEVISION STATION KBCW INC., a Virginia corporation, SHOWTIME NETWORKS INC., a Delaware corporation, Skydance Media, LLC, a California limited liability company, The CW Television Stations Inc., a Delaware corporation, Viacom International Inc., a Delaware corporation, Cable News Network, Inc., a Delaware corporation, Discovery Communications, LLC, a Delaware limited liability company, DISCOVERY DIGITAL VENTURES, LLC, a Delaware limited liability company, Discovery Global Holdings, Inc., a Delaware corporation, Discovery.com, LLC, a Delaware limited liability company, Home Box Office, Inc., a Delaware corporation, Scripps Networks, LLC, a Delaware limited liability company, The Cartoon Network, Inc., a Delaware corporation, Turner Broadcasting System, Inc., a Delaware corporation, Turner Network Television, Inc., a Delaware corporation, Turner Sports, Inc., a Georgia corporation, Warner Bros. Consumer Products Inc., a Delaware corporation, Warner Bros. Entertainment Inc., a Delaware corporation, Warner Bros. Home Entertainment Inc., a Delaware corporation, Warner Bros. International Television Distribution Inc., a Delaware corporation, Warner Bros. Worldwide Television Distribution Inc., a Delaware corporation, Warner Media, LLC, a Delaware limited liability company, WarnerMedia Direct Latin America, LLC, a Delaware limited liability company, WarnerMedia Direct, LLC, a Delaware limited liability company, WarnerMedia Services, LLC, a Delaware limited liability company, WB Studio Enterprises Inc., a Delaware corporation, and WBD INTERNATIONAL CONTENT, LLC, a Delaware limited liability company (each, a “New Guarantor” and collectively, the “New Guarantors”), each a subsidiary of Paramount Skydance Corporation (or its successor), a Delaware corporation (the “Issuer”), and Deutsche Bank Trust Company Americas, a New York banking corporation as trustee (the “Trustee”) under each Indenture referred to below, collateral agent (the “First Lien Notes Collateral Agent”) under the First Supplemental Indenture referred to below and collateral agent (the “Second Lien Notes Collateral Agent” and the First Lien Notes Collateral Agent, the “Collateral Agents”) under the Second Supplemental Indenture and the Third Supplemental Indenture referred to below.

W I T N E S S E T H :

WHEREAS the Issuer has heretofore executed and delivered to the Trustee an indenture, dated as of October 5, 2026 (the “Base Indenture”), as supplemented by that certain First Supplemental Indenture, dated as of October 5, 2026 (the “First Supplemental Indenture”), by and among the Issuer, the First Lien Notes Collateral Agent and the Trustee, that certain Second Supplemental Indenture, dated as of October 5, 2026 (the “Second Supplemental Indenture”), by and among the Issuer, the Second Lien Notes Collateral Agent and the Trustee, and that certain Third Supplemental Indenture, dated as of October 5, 2026 (the “Third Supplemental Indenture” and together with the First Supplemental Indenture and the Second Supplemental Indenture, each an “Indenture” and together, the “Indentures”), by and among the Issuer, the Second Lien Notes Collateral Agent and the Trustee, providing for the issuance of the Issuer’s Notes.

WHEREAS pursuant to Section 9.01 of each Indenture, the Trustee, the Collateral Agents and the Subsidiary Guarantors, if any, are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors and the Trustee mutually covenant and agree for the benefit of Holders (as defined below) as follows:

1.            Defined Terms. As used in this Supplemental Indenture, terms defined in each Indenture or the Base Indenture, as applicable, or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the “Holders” (as defined in the Base Indenture) of the Notes as defined in each Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.            Agreement to Guarantee.

a. Each New Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to become a party to the First Supplemental Indenture as a Subsidiary Guarantor (as defined in the First Supplemental Indenture) and unconditionally guarantee the Issuer’s Obligations under the Notes (as defined in the First Supplemental Indenture) and the First Supplemental Indenture on the terms and subject to the conditions set forth in Article 10 of the First Supplemental Indenture and to be bound by all other applicable provisions of the First Supplemental Indenture and such Notes and to perform all of the obligations and agreements of a Subsidiary Guarantor under the First Supplemental Indenture.

b. Each New Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to become a party to the Second Supplemental Indenture as a Subsidiary Guarantor (as defined in the Second Supplemental Indenture) and unconditionally guarantee the Issuer’s Obligations under the Notes (as defined in the Second Supplemental Indenture) and the Second Supplemental Indenture on the terms and subject to the conditions set forth in Article 10 of the Second Supplemental Indenture and to be bound by all other applicable provisions of the Second Supplemental Indenture and such Notes and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Second Supplemental Indenture.

c. Each New Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to become a party to the Third Supplemental Indenture as a Subsidiary Guarantor (as defined in the Third Supplemental Indenture) and unconditionally guarantee the Issuer’s Obligations under the Notes (as defined in the Third Supplemental Indenture) and the Third Supplemental Indenture on the terms and subject to the conditions set forth in Article 10 of the Third Supplemental Indenture and to be bound by all other applicable provisions of the Third Supplemental Indenture and such Notes and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Third Supplemental Indenture.

This Supplemental Indenture shall constitute a “Guaranty Agreement” under and as defined in each Indenture.

3.            Notices. All notices or other communications to each New Guarantor shall be given as provided in Section 11.02 of each Indenture.

4.            Ratification of Indentures; Supplemental Indentures Part of Indentures. Except as expressly amended hereby, each Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of each Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

5.            Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

6.            Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7.            Counterparts. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Supplemental Indenture and all other related documents and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Supplemental Indenture or any other related document or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Supplemental Indenture or the other related documents or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Trustee acts on any Executed Documentation sent by electronic transmission, the Trustee will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

8.            Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ATLANTA TELEVISION STATION WUPA INC.

CBS BROADCASTING INC.

CBS DEC INC.

CBS INTERACTIVE MEDIA INC.

CBS INTERNATIONAL INC.

CBS LITV LLC

CBS MASS MEDIA CORPORATION

CBS OPERATIONS INVESTMENTS INC.

CBS STUDIOS INC.

CBS TELEVISION STATIONS INC.

DETROIT TELEVISION STATION WKBD INC.

LOS ANGELES TELEVISION STATION KCAL LLC

MIAMI TELEVISION STATION WBFS INC.

PARAMOUNT GLOBAL

PARAMOUNT PICTURES CORPORATION

PHILADELPHIA TELEVISION STATION WPSG INC.

PITTSBURGH TELEVISION STATION WPCW INC.

PLUTO INC.

POSSIBLE PRODUCTIONS INC.

SACRAMENTO TELEVISION STATIONS INC.

SAN FRANCISCO TELEVISION STATION KBCW INC.

SHOWTIME NETWORKS INC.

THE CW TELEVISION STATIONS INC.

VIACOM INTERNATIONAL INC.

By:	/s/ James C. Morrison
Name:	James C. Morrison
Title:	Executive Vice President and Treasurer

[Signature Page to the Guarantor Supplemental Indenture]

SKYDANCE MEDIA, LLC

By:	/s/ James C. Morrison
Name:	James C. Morrison
Title:	Treasurer

CABLE NEWS NETWORK, INC.

DISCOVERY COMMUNICATIONS, LLC

DISCOVERY DIGITAL VENTURES, LLC

DISCOVERY.COM, LLC

DISCOVERY GLOBAL HOLDINGS, INC.

HOME BOX OFFICE, INC.

SCRIPPS NETWORKS, LLC

THE CARTOON NETWORK, INC.

TURNER BROADCASTING SYSTEM, INC.

TURNER NETWORK TELEVISION, INC.

TURNER SPORTS, INC.

WARNER BROS. CONSUMER PRODUCTS INC.

WARNER BROS. ENTERTAINMENT INC.

WARNER BROS. HOME ENTERTAINMENT INC.

WARNER BROS. INTERNATIONAL

TELEVISION DISTRIBUTION INC.

WARNER BROS. WORLDWIDE TELEVISION DISTRIBUTION INC.

WARNER MEDIA, LLC

WARNERMEDIA DIRECT LATIN AMERICA, LLC

WARNERMEDIA DIRECT, LLC

WARNERMEDIA SERVICES, LLC

WB STUDIO ENTERPRISES INC.

WBD INTERNATIONAL CONTENT, LLC

By:	/s/ Fraser Martin Woodford
Name:	Fraser Martin Woodford
Title:	Executive Vice President and Treasurer

[Signature Page to the Guarantor Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Denise Kellerk
Name:	Denise Kellerk
Title:	Vice President

By:	/s/ Annie Jaghatspanyan
Name:	Annie Jaghatspanyan
Title:	Director

DEUTSCHE BANK TRUST COMPANY AMERICAS, as First Lien Notes Collateral Agent

By:	/s/ Denise Kellerk
Name:	Denise Kellerk
Title:	Vice President

By:	/s/ Annie Jaghatspanyan
Name:	Annie Jaghatspanyan
Title:	Director

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Second Lien Notes Collateral Agent

By:	/s/ Denise Kellerk
Name:	Denise Kellerk
Title:	Vice President

By:	/s/ Annie Jaghatspanyan
Name:	Annie Jaghatspanyan
Title:	Director

[Signature Page to the Guarantor Supplemental Indenture]